SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 12, 2003

                               DESERT MINING, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                     000-32123                 87-0664962
           ------                     ---------                 ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)


             1981 East Murray Holiday Rd., Salt Lake City, UT 84117


       Registrant's telephone number, including area code: (801) 272-9294


         (Former name or former address, if changed since last report.)

ITEM 5.  Other Events.

     The Company has entered negotiations with Public Media Works, Inc., a California corporation, ("Public Media") whereby the Company will acquire 100% of Public Media's issued and outstanding common stock in exchange for 35,000,000 shares of the Company's restricted common stock. If completed the Company will effect a 12.6 to one forward split of its currently issued and outstanding shares as well as change the name and add a class of preferred stock to its capital structure. Currently in the due diligence process, the Company anticipates consummating this acquisition by mid June.

     In anticipation of this acquisition, the Company will be issuing an information statement including a full description of the transaction along with audited financial statements of Public Media.

     Public Media Works, Inc., d/b/a PublicFilmWorks is a film production and marketing company which ahs developed interactive leading-edge processes and technologies which allow the views to participate in the development of high quality, cost effective films for traditional distribution. The company has creased a unique revenue earning model which monetizes the film production process and builds a core audience prior to release. PublicFilmWorks was incorporated in May 2000 and is headquartered in Van Nuys, CA.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   DESERT MINING, INC.



                                                   By:  /s/ Justine Noerring
                                                      ----------------------
                                                      Justine Noerring
                                                      President


                                                   Date:   May 12, 2003